Exhibit 10.1

PROMISSORY NOTE

$3,000,000	Dallas, Texas	As of August 11, 2006

FOR VALUE RECEIVED, the undersigned, CITADEL SECURITY SOFTWARE INC. (“Maker”), hereby unconditionally promises to pay to the order of Steven B. Solomon (“Payee”) at 5420 LBJ Freeway, 16th Floor, Dallas, Texas 75240, or such other address given to Maker by Payee, the principal sum of Three Million Dollars ($3,000,000) in lawful money of the United States of America, together with interest (calculated on the basis of a 365 or 366 day year, as applicable) on the unpaid principal balance from day to day remaining, computed from the date of advance until maturity at the rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate, or (b) twelve percent (12%).

1.    Definitions. When used in this Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

“Business Day” means a day upon which business is transacted by national banks in Dallas, Texas.

“Change in Control” means a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Maker entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of Maker’s Board of Directors, who did not have such power before such transaction, a tender offer is announced for the Company’s equity securities, or a sale of all or substantially all of the Maker’s assets.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (a) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (b) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (c) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Event of Default” has the meaning ascribed to it in Section 6 hereof.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“Indebtedness” means (without duplication) (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Loan Documents” means this Note, and any agreements, documents (and with respect to this Note, and such other agreements and documents, any modifications, amendments, renewals, extensions, or restatements thereof), or certificates at any time executed or delivered pursuant to the terms of this Note.

“Material Adverse Effect” means a material adverse effect on (a) the business operations of Maker that effects the financial condition of Maker and its Subsidiaries taken as a whole, (b) the financial condition of Maker and its Subsidiaries taken as a whole, or (c) the ability of Maker to repay the Obligations or otherwise perform its obligations under the Loan Documents.

“Maximum Rate” means, with respect to the holder hereof, the maximum non-usurious rate of interest which, under all legal requirements, such holder is permitted to contract for, charge, take, reserve, or receive on this Note. If the laws of the State of Texas are applicable for purposes of determining the “Maximum Rate,” then such term means the “weekly ceiling” from time to time in effect under Texas Finance Code §303.001, as amended, as limited by Texas Finance Code §303.009.

“Obligations” means all indebtedness, liabilities, and obligations, of every kind and character, of Maker, now or hereafter existing in favor of Payee, regardless of whether the same may, prior to their acquisition by Payee, be or have been payable to some other person or entity, including, but not limited to, all indebtedness, liabilities, and obligations arising under this Note.

“Permitted Indebtedness” means: (a) Indebtedness of Maker in favor of Payee arising under this Note or any other Loan Document; (b) Indebtedness existing on the date hereof and disclosed to Payee; (c) Indebtedness not to exceed $175,000 in the aggregate in any fiscal year of Maker secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness; (d) Subordinated Debt; (e) Indebtedness to trade creditors incurred in the ordinary course of business and pursuant to the Company’s existing factoring arrangements; (f) Preferred Stock; and (g) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Maker or its Subsidiary, as the case may be.

“Permitted Investment” means: (a) Investments existing on the date hereof and disclosed to Payee; (b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit maturing no more than one year from the date of investment therein, and (iv) money market accounts; (c) repurchases of stock from former employees or directors of Maker under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed $100,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to Maker regardless of whether an Event of Default exists; (d) Investments accepted in connection with Permitted Transfers; (e) Investments of Subsidiaries in or to other Subsidiaries or Maker and Investments by Maker in Subsidiaries not to exceed $175,000 in the aggregate in any fiscal year; (f) Investments not to exceed $175,000 in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Maker or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Maker's Board of Directors; (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Maker's business; (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Maker in any Subsidiary; and (i) joint ventures or strategic alliances in the ordinary course of Maker's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Maker do not exceed $100,000 in the aggregate in any fiscal year.

“Permitted Liens” means the following: (a) any liens existing on the date hereof and disclosed to Payee, arising pursuant to the Company’s existing factoring arrangements, or arising under this Note or the other Loan Documents; (b) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Maker maintains adequate reserves; (c) liens not to exceed $100,000 in the aggregate (i) upon or in any equipment acquired, leased, or held by Maker or any of its Subsidiaries to secure the purchase price of such, or lease payments with respect to, equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (d) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (e) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (f) liens in favor of financial institutions arising in connection with Maker's deposit accounts held at such institutions; (g) liens arising from, or evidenced by, precautionary Uniform Commercial Code financing statements with respect to operating leases entered into the ordinary course of business, provided such financing statements cover only the equipment subject to such operating leases; (h) any assignment of right to receive income resulting from Maker’s licensing of software in the normal course of its business to redistributors and resellers; and (i) other liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a Material Adverse Effect.

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Maker or any Subsidiary of: (a) inventory in the ordinary course of business; (b) licenses and similar arrangements for the use of the property of Maker or its Subsidiaries in the ordinary course of business; (c) worn-out or obsolete equipment; or (d) other assets of Maker or its Subsidiaries which do not in the aggregate exceed $100,000 during any fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Preferred Stock” means Maker’s Series A and Series B Convertible Preferred Stock.

“Responsible Officer” means an executive officer of Maker.

“Subordinated Debt” means any debt incurred by Maker that is subordinated in writing to the Obligations on terms reasonably acceptable to Payee (and identified as being such by Maker and Payee).

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (a) any general partnership interest or (b) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Maker, either directly or through an Affiliate.

2.    Payments.

(a)   The unpaid principal of and interest upon this Note shall be payable as follows: (i) Interest, computed as aforesaid, shall accrue during the term of this Note and shall be finally due and payable on January 12, 2006 (the “Maturity Date”); and (ii) the unpaid principal of this Note shall be finally due and payable on the Maturity Date.

(b)    Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment; provided however that, should any portion of the outstanding principal balance of this Note be paid prior to the Maturity Date (whether by voluntary prepayment, acceleration (by way of an Event of Default or otherwise), including upon a Change of Control, or otherwise), Maker shall pay to Payee, in connection with such prepayment, a prepayment fee in the amount of $500,000.

(c)   All payments of principal and interest of this Note shall be made by Maker to Payee in federal or other immediately available funds. Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.

(d)   Should the principal of, or any installment of the principal of or interest upon, this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension.

(e)   All past due principal of and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the Maximum Rate, or if no Maximum Rate is established by applicable law, then at the rate per annum which shall from day to day be equal to eighteen percent (18%).

3.    Waivers. Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind.

No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

4.    Affirmative Covenants. Until full payment and performance of all Obligations, Maker will, unless Payee consents otherwise in writing (and without limiting any requirement of any other Loan Document):

4.1   Good Standing and Government Compliance. Maker shall maintain its corporate existence and good standing in Delaware, shall maintain qualification and good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Maker shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

4.2   Certificates. As soon as possible and in any event within three (3) calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, Maker shall provide Payee with a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Maker has taken or proposes to take with respect thereto.

4.3   Taxes. Maker shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, FICA, FUTA and state disability; provided that Maker or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Maker.

4.4   Insurance.

(a)   Maker shall maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Maker's.

(b)   All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Payee.

5.    Negative Covenants. Until full payment and performance of all Obligations, Maker will not, without the prior written consent of Payee (and without limiting any requirement of any other Loan Documents):

5.1   Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Permitted Transfers.

5.2   Change in Control. Have a Change in Control.

5.3   Encumbrances. Create, incur, assume or allow any lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Maker in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Maker’s property except for (a) customary provisions and contracts regarding the non-assignability thereof, and (b) restrictions on liens with respect to assets acquired with Indebtedness and liens by clause (c) of the definition of Permitted Liens.

5.4   Distributions. Pay dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

5.5   Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Maker.

5.6   Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision affecting Payee's rights contained in any documentation relating to the Subordinated Debt without Payee's prior written consent.

6.    Default and Remedies.

(a)   An “Event of Default” shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest upon, this Note or the Obligation and such failure shall continue for a period of five (5) days after the date such amount was due; (ii) any representation or warranty made by Maker to Payee herein or in any of the Loan Documents shall prove to be untrue or inaccurate in any material respect; (iii) default shall occur in the performance of any of the covenants or agreements of Maker contained herein or in the Loan Documents and such default shall continue unremedied for a period of five (5) days after notice from Payee; (iv) default shall occur in the payment of any material indebtedness of Maker, or any such indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or otherwise or shall become due by its terms and shall not be promptly paid or extended; (v) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (vi) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days; (vii) there shall have occurred a Material Adverse Effect; or (viii)  any final judgment(s) for the payment of money shall be rendered against Maker and such judgment or judgments shall not be satisfied or discharged at least thirty (30) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgments.

(b)   If Maker fails or refuses to pay any part of the principal of or interest upon this Note or Obligations as the same become due, or upon the occurrence of any Event of Default hereunder or under any other agreement or instrument assuring the payment of this Note or executed in connection herewith, then in any such event the holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of the Obligation to be immediately due and payable without presentment or notice of any kind which Maker waives pursuant to Section 3 herein, (ii) trigger the prepayment fee referred to Section 2(b) above, (iii) reduce any claim to judgment, and/or (iv) pursue and enforce any of Payee’s rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any Event of Default specified in (v) or (vi) of Section 6(a) above with respect to Maker, without any notice to Maker or any other act by Payee, principal of and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Maker.

7.    Usury Laws. Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on the Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

8.    Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees, including all costs of appeal.

9.    Notices. Any notice that may be given by either Maker or Payee shall be in writing and shall be deemed given upon the earlier of the time of receipt thereof by the person entitled to receive such notice, or if mailed by registered or certified mail or with a recognized overnight mail courier upon two (2) days after deposit with the United States Post Office or one (1) day after deposit with such overnight mail courier, if postage is prepaid and mailing is addressed to Maker or Payee, as the case may be, at the following addresses, or to a different address previously given in a written notice to the other party:

To Maker:	Citadel Security Software Inc.
5420 LBJ Freeway, 16th Floor
Dallas, Texas 75240
Attention: Board of Directors

To Payee:	Steven B. Solomon
5420 LBJ Freeway, 16th Floor
Dallas, Texas 75240

10.   GOVERNING LAW. THIS INSTRUMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

11.   ENTIRETY. THE PROVISIONS OF THIS NOTE AND THE LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE. THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

MAKER:

CITADEL SECURITY SOFTWARE INC.

By:	/s/ Mark Rogers
Name: Mark Rogers
Title: Director